Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

Draft Release

Echelon Reports First Quarter 2012 Results

SAN JOSE, Calif., May 9, 2012 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2012.

•	Q1 Revenues: $40.3 million (increase of 42% y/y)

•	Q1 GAAP Net Loss: $2.6 million; GAAP Net Loss per Share: $0.06

•	Q1 Non-GAAP Net Income: $249,000; Non-GAAP Net Income per Share: $0.01

“We began 2012 with strong year over year revenue growth and non-GAAP profitability in the first quarter,” said Ron Sege, chairman and CEO of Echelon. “Our systems and sub-systems strategy is expanding our reach with successful pilots in Brazil and China, a joint venture in China and the introduction of new products for emerging markets.”

“While our sales pipeline remains robust, the macro environment for the smart grid is limiting visibility into second half revenues and our ability to achieve full year non-GAAP profitability. Therefore, we are taking steps to reduce our expenses beyond the improvements we have achieved in recent quarters, while continuing investment in our strategic initiatives and deliverables to our customers and partners.”

Total revenues for the first quarter were $40.3 million, up from $28.4 million in the same period last year. Revenues from Echelon’s systems sales, which were sales to our utility customers, were $28.7 million for the first quarter, up from $14.6 million in the same period last year. Revenues from Echelon’s sub-systems, largely from commercial customers, were $11.6 million in the first quarter, down from $13.8 million a year ago. Included in sub-systems revenues were sales to Enel, which were $227,000 in the quarter as compared to $1.2 million in the same period last year.

Gross margin in the first quarter of 2012 was 42.9% compared with 46.3% in the first quarter of 2011. Total operating expenses for the quarter were $19.3 million compared to $21.7 million in the first quarter of 2011.

GAAP net loss for the first quarter was $2.6 million, or $0.06 per share, compared to a net loss of $9.3 million, or $0.22 per share, in the same period last year. Non-GAAP net income for the first quarter was $249,000, or $0.01 per share, compared to a non-GAAP net loss of $6.1 million, or $0.15 per share for the first quarter of 2011.

Restructuring Charge

The company expects to incur a $1.2 to $1.7 million restructuring charge in the second quarter related to a workforce reduction that will affect approximately 10% of our employees. These actions are expected to be implemented over the next 12 months.

Business Outlook

Echelon offers the following guidance for the second quarter of 2012:

•	Total revenues are expected to be between $38.0 million and $41.0 million, with sub-systems revenues accounting for approximately 35% of total revenue.

•	Non-GAAP gross margin is expected to be approximately 41%.

•	Stock-based compensation expense is expected to be approximately $2.8 million.

•	Non-GAAP loss per share amounts are expected to range from a breakeven of $0.00 to a loss of $0.04 based on a fully diluted weighted average shares outstanding of 42.5 million.

•	GAAP loss per share is expected to be between $0.10 and $0.15, including the impact of the restructuring charge mentioned above.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 p.m. Pacific/5:00 p.m. Eastern Time. To access the call, dial 866-271-0675 and enter passcode: 54435392 (callers outside the US, please use 617-213-8892). An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges as well as the impact of stock-based compensation charges made in accordance with FASC 718 (formerly SFAS 123R), to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is an energy control networking company, with the world’s most widely deployed, proven, open standard, multi-application platform, selling complete systems and embedded sub-systems for smart grid, smart city and smart building applications. Our platform is embedded in more than 100 million devices, 35 million homes, and

300,000 buildings and powers energy savings applications for smart grids, smart cities and smart buildings. We help our customers reduce operational costs, enhance satisfaction and safety, grow revenues and prepare for a dynamic future. More information about Echelon can be found at http://www.echelon.com.

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Echelon and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries.

Risk Factors Regarding Forward-Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding Echelon’s potential business in South America and China; Echelon’s anticipated performance, including revenue growth rates and gross margin improvements, for the second quarter and full year of 2012 and thereafter, in particular markets and in general; the expected timeframe to reach profitability; the effect of the announced workforce actions on Echelon’s business and operations; and potential future growth. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon’s products and services; the risk that failure to achieve revenue targets, maintain expense controls and improve gross margins will delay the timeframe for achieving profitability; the risk that global economic conditions will affect our customers’ ability to receive regulatory or other approval or financing for system or sub-system-based deployments; risks relating to the timely development of Echelon’s products and services, and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Annual Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts:

Amy Lee Echelon +1 (408) 790-3019 alee@echelon.com	Annie Leschin/Vanessa Lehr StreetSmart Investor Relations +1 (415) 775-1788 annie@streetsmartir.com

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$20,446	$17,658
Short-term investments	37,990	40,998
Accounts receivable, net	25,673	35,215
Inventories	18,372	11,125
Deferred cost of goods sold	1,100	6,536
Other current assets	2,568	4,044

Total current assets	106,149	115,576
Property and equipment, net	26,249	27,201
Other long-term assets	9,014	8,928

	$141,412	$151,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,298	$18,313
Accrued liabilities	5,260	7,755
Current portion of lease financing obligations	2,042	1,870
Deferred revenues	7,106	12,716

Total current liabilities	30,706	40,654

Long-term liabilities	21,407	21,943
Total stockholders’ equity	89,299	89,108

	$141,412	$151,705

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Product	$39,486	$27,679
Service	847	703

Total revenues	40,333	28,382

Cost of revenues:
Cost of product (1)	22,450	14,652
Cost of service (1)	585	587

Total cost of revenues	23,035	15,239

Gross profit	17,298	13,143

Operating expenses:
Product development (1)	8,801	9,598
Sales and marketing (1)	6,157	7,242
General and administrative (1)	4,346	4,890

Total operating expenses	19,304	21,730

Loss from operations	(2,006)	(8,587)
Interest and other income (expense), net	(264)	(360)
Interest expense on lease financing obligations	(351)	(377)

Loss before provision for income taxes	(2,621)	(9,324)
Income tax benefit	(53)	(5)

Net loss	$(2,568)	$(9,319)

Net loss per share:
Basic	$(0.06)	$(0.22)
Diluted	$(0.06)	$(0.22)
Shares used in computing net loss per share:
Basic	42,323	41,783
Diluted	42,323	41,783

(1)	Amounts include stock-based compensation costs as follows:

Cost of product	$249	$294
Cost of service	36	22
Product development	1,045	1,006
Sales and marketing	661	807
General and administrative	826	1,056

Total stock-based compensation expenses	$2,817	$3,185

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended March 31,
	2012	2011
GAAP net loss	$(2,568)	$(9,319)
Stock-based compensation	2,817	3,185

Total non-GAAP adjustments to earnings from operations	2,817	3,185
Income tax effect of reconciling items	—	—

Non-GAAP net income (loss)	$249	$(6,134)

Non-GAAP net income (loss) per share:
Diluted	$0.01	$(0.15)
Shares used in computing net income (loss) per share:
Diluted	42,856	41,783

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows provided by (used in) operating activities:
Net loss	$(2,568)	$(9,319)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,352	1,529
Reduction of allowance for doubtful accounts	(60)	(36)
Loss on disposal of fixed assets	—	8
Reduction of accrued investment income	13	17
Stock-based compensation	2,817	3,185
Change in operating assets and liabilities:
Accounts receivable	9,570	2,665
Inventories	(7,267)	(1,240)
Deferred cost of goods sold	5,433	(1,401)
Other current assets	1,486	850
Accounts payable	(1,915)	(1,018)
Accrued liabilities	(2,567)	(926)
Deferred revenues	(5,573)	3,056
Deferred rent	(12)	14

Net cash provided by (used in) operating activities	709	(2,616)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(24,986)	(14,979)
Proceeds from maturities and sales of available-for-sale short-term investments	27,982	19,948
Change in other long-term assets	(8)	—
Capital expenditures	(360)	(594)

Net cash provided by investing activities	2,628	4,375

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations.	(469)	(417)
Proceeds from exercise of stock options.	—	118
Repurchase of common stock.	(246)	(508)

Net cash used in financing activities	(715)	(807)

Effect of exchange rates on cash:	166	346

Net increase in cash and cash equivalents	2,788	1,298
Cash and cash equivalents:
Beginning of period	17,658	7,675

End of period	$20,446	$8,973